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                                                                    EXHIBIT 24.2


                        CERTIFICATE REGARDING RESOLUTIONS
                           OF THE BOARD OF DIRECTORS
                      OF SERVICE CORPORATION INTERNATIONAL



         Service Corporation International, a Texas corporation (the "Company"), does hereby certify that the following resolutions were adopted by the Executive Committee of the Board of Directors of said Company in a meeting duly called and held on April 8, 1998:

         RESOLVED, that this Executive Committee does hereby authorize and direct the officers of the Company to cause to be prepared, executed and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), a Registration Statement on Form S-3 or other appropriate form (the "Registration Statement"), including any prospectus forming a part thereof and the exhibits thereto, in connection with the offer and sale of one or more series of securities, including, without limitation, debt and equity securities of the Company (the "Securities") having an aggregate initial offering price not in excess of $1,000,000,000 (when combined with any Securities registered under the Company's Registration Statement on Form S-3 (Registration No. 33-10867) which remain unsold at the time the Registration Statement is filed under the 1933 Act); and

         FURTHER RESOLVED, that the officers of the Company be and each of them hereby is authorized to cause to be prepared, executed and filed any amendments or post-effective amendments to such Registration Statement and exhibits thereto or supplements to the prospectus constituting a part thereof, and to take all such further action, as may, in the judgment of such officers, be necessary or appropriate in order that the Registration Statement may be ordered effective, and thereafter to maintain the effectiveness of such Registration Statement; and

         FURTHER RESOLVED, that the officers and directors of the Company be and each of them hereby is authorized to execute a power of attorney appointing George R. Champagne and James M. Shelgar, and each of them severally, his true and lawful attorney-in-fact with power to act in his capacity as an officer or a director of the Company to execute all instruments necessary or advisable to enable the Company to comply with the 1933 Act and other federal securities laws in connection with the offering of the Securities (including the Registration Statement and all amendments, post-effective amendments and supplements thereto) and to file any such instruments with the Commission; and



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         FURTHER RESOLVED, that the officers of the Company be and each of them hereby is authorized to do or cause to be done any and all such further acts and things (including, without limitation, the execution and delivery of any and all documents, certificates, agreements and other instruments) which, with advice of counsel, they may deem necessary or advisable in order to carry out the intent of the preceding Resolutions.

         The foregoing resolutions have not been modified, amended or rescinded and said resolutions are in full force and effect as of the 29th day of May, 1998.

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